As filed with the Securities and Exchange Commission on August 9, 2021

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMMUNOGEN, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2726691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

830 Winter Street
Waltham, Massachusetts
(781) 895-0600	02451
(Address of Principal Executive Offices)	(Zip Code)

IMMUNOGEN, INC.
INDUCEMENT EQUITY INCENTIVE PLAN, AS AMENDED

(Full title of the plan)

Joseph J. Kenny

Vice President, Acting General Counsel, IP, and Secretary

ImmunoGen, Inc.
830 Winter Street
Waltham, Massachusetts 02451
(Name and address of agent for service)

(781) 895-0600

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒ Non-accelerated filer ☐	Accelerated filer ☐ Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $.01 par value	2,000,000	$5.61 to $6.32	$11,389,406	$1,242.59

(1)	The number of shares of common stock, par value $.01 per share (the “Common Stock”), of ImmunoGen, Inc. (the “Company”) stated above consists of additional shares of Common Stock available for issuance under the Company’s Inducement Equity Incentive Plan, as amended (the “Plan”), including upon exercise of outstanding options granted under the Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of Common Stock to be offered or sold as a result of the anti-dilution provisions of the Plan, including to prevent dilution resulting from any reorganization, recapitalization, reclassification, stock dividend, stock split or other similar change.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares (a) issuable upon the exercise of outstanding options granted under the Plan are based upon the weighted-average exercise price of such outstanding options and (b) reserved for future issuance under the Plan are based on the average of the high and low prices on the Nasdaq Global Select Market on August 3, 2021. The chart below details the calculation of the registration fee:

Securities	Number of Shares	Offering Price Per Share (2)		Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the Plan	238,600	$6.32	(2)(a)	$1,507,952
Shares reserved for future issuance under the Plan	1,761,400	$5.61	(2)(b)	$9,881,454
Proposed maximum aggregate offering price	2,000,000			$11,389,406
Amount of registration fee				$1,242.59

EXPLANATORY NOTE

This registration statement registers an aggregate of 2,000,000 additional shares of common stock, par value $.01 per share (the “Common Stock”), of ImmunoGen, Inc. (the “Company”) reserved under the Company’s Inducement Equity Incentive Plan, as amended (the “Plan”). This registration statement registers additional securities of the same class as other securities for which a registration statement on Form S-8 (File No. 333-325633) relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the Company’s registration statement on Form S-8 (File No. 333-325633) filed with the Securities and Exchange Commission (the “Commission”) on December 20, 2019 are incorporated herein by reference, except as otherwise noted below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on March 1, 2021;
(b)	the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 filed with the Commission on May 10, 2021;
(c)	the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 filed with the Commission on July 30, 2021;
(d)	the Company’s Current Report on Form 8-K filed with the Commission on June 17, 2021;
(e)	the portions of the Company’s definitive proxy statement on Schedule 14A filed on April 28, 2021 that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
(f)	the description of the Common Stock contained in Exhibit 4.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Commission on March 1, 2021, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel.

Joseph J. Kenny, Vice President, Acting General Counsel, IP, and Secretary of the Company, has given his opinion on the validity of the Common Stock offered under this registration statement. Mr. Kenny beneficially owns 429,313 shares of common stock of the Company, of which 42,455 shares are owned by Mr. Kenny and 386,858 shares may be acquired by Mr. Kenny within 60 days of August 9, 2021 through the exercise of stock options.

Item 8. Exhibits.

Exhibit	Description

4.1(a)	Restated Articles of Organization, as amended (incorporated herein by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on April 30, 2010 (Commission File No. 000-17999)).

4.1(b)	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2012, filed with the Commission on January 30, 2013 (Commission File No. 000-17999)).

4.1(c)	Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2017, filed with the Commission on August 4, 2017 (Commission File No. 000-17999)).

4.1(d)	Articles of Amendment (incorporated herein by reference to Exhibit 3.1(c) of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 5, 2020 (Commission File No. 000-17999)).

4.2	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K, filed with the Commission on June 20, 2016 (Commission File No. 000-17999)).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 of the Company’s registration statement on Form S-1, filed with the Commission on November 15, 1989 (Commission File No. 33-31219)).

4.4	Inducement Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.1 of the Company’s quarterly report on Form 10-Q, filed with the Commission on May 10, 2021 (Commission File No. 000-17999)).

5.1*	Opinion of Acting General Counsel.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Acting General Counsel (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in signature page to this registration statement).

99.1	Form of Non-Qualified Stock Option Agreement under the Inducement Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.2 of the Company’s current report on Form 8-K, filed with the Commission on December 20, 2019 (Commission File No. 000-17999)).
99.2	Form of Restricted Stock Unit Agreement under the Inducement Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.3 of the Company’s current report on Form 8-K, filed with the Commission on December 20, 2019 (Commission File No. 000-17999)).
99.3	Form of Performance-Based Stock Option Agreement dated February 7, 2020 under the Inducement Equity Incentive Plan, as amended (incorporated herein by reference to Exhibit 10.2 of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2020, filed with the Commission on August 5, 2020 (Commission File No. 000-17999)).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, the Commonwealth of Massachusetts on this 9th day of August 2021.

IMMUNOGEN, INC.

By:	/s/ Mark J. Enyedy
Mark J. Enyedy
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark J. Enyedy and Susan Altschuller his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her or in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. Enyedy	President, Chief Executive Officer and Director (principal executive officer)	August 9, 2021
Mark J. Enyedy
/s/ Susan Altschuller	Senior Vice President and Chief Financial Officer (principal financial officer)	August 9, 2021
Susan Altschuller
/s/ Renee Lentini	Vice President, Finance (principal accounting officer)	August 9, 2021
Renee Lentini

/s/ Stephen C. McCluski	Chairman of the Board	August 9, 2021
Stephen C. McCluski

/s/ Stuart A. Arbuckle	Director	August 9, 2021
Stuart A. Arbuckle

/s/ Mark Goldberg	Director	August 9, 2021
Mark Goldberg

/s/ Dean J. Mitchell	Director	August 9, 2021
Dean J. Mitchell

/s/ Kristine Peterson	Director	August 9, 2021
Kristine Peterson
/s/ Richard J. Wallace	Director	August 9, 2021
Richard J. Wallace